UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 13, 2008, Alphatec Holdings, Inc. (the “Company”) appointed Peter C. Wulff, age 49, as the Chief Financial Officer, Vice President and Treasurer of the Company, and its subsidiary, Alphatec Spine, Inc. effective June 16, 2008. In connection with this appointment, on June 13, 2008 the Company entered into an employment agreement with Mr. Wulff (the “Agreement”).

The Agreement has the following principal terms: Mr. Wulff will receive an initial annual base salary of $260,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Wulff’s achievement of performance objectives established by the Company’s Board of Directors each fiscal year. The Agreement also provides for certain severance arrangements for Mr. Wulff. In the event that Mr. Wulff’s employment is terminated without cause following Mr. Wulff’s 90th day of employment with the Company, the Company is required to pay Mr. Wulff (1) all accrued but unpaid compensation; (2) severance payments based on his annual base salary for a period of nine months; and (3) payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for a nine-month period following such termination date.

Pursuant to the Agreement, the Company will also grant Mr. Wulff incentive stock options to purchase 150,000 shares of the Company’s common stock. The exercise price of the options will be the closing price of the Company’s common stock on the date of grant. So long as Mr. Wulff continues to be employed by the Company, the options awarded to him will vest in 16 equal tranches beginning on the date that is three months after the grant date and every three months thereafter. In addition, upon a change of control of the Company that occurs during his employment, any unvested options shall become fully vested.

The description of the material terms of the Agreement above is qualified in its entirety by the full term and conditions of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

From January 2005 until May 2008 Mr. Wulff served as the Chief Financial Officer of Artes Medical, Inc. (Nasdaq:ARTE), a publicly traded medical device company. From February 2007 until May 2008 Mr. Wulff also served as the Executive Vice President of Artes Medical. From May 2001 to May 2004, Mr. Wulff served as Vice President Finance, Chief Financial Officer, Treasurer and Assistant Secretary of CryoCor, Inc., a medical device company. From November 1999 to May 2001, Mr. Wulff served as Chief Financial Officer and Treasurer of Natural Alternatives International, Inc. (Nasdaq:NAII), a publicly-traded and international nutritional supplement manufacturer. Mr. Wulff holds a B.A. in both Economics and Germanic languages and an M.B.A. in Finance from Indiana University. Mr. Wulff is a Certified Management Accountant.

The Company’s press release dated June 16, 2008 announcing the appointment of Mr. Wulff as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Peter C. Wulff, dated June 13, 2008.

99.1	Press Release dated June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: June 18, 2008

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President, Compliance

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Peter C. Wulff, dated June 13, 2008.

99.1	Press Release dated June 16, 2008.